EXHIBIT 4(c)

                        [SPECIMEN]

UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                 PRINCIPAL AMOUNT
No.                    $

CUSIP:

                      GLOBAL SECURITY

           AMERICAN GENERAL FINANCE CORPORATION
                       FLOATING RATE
                MEDIUM-TERM NOTE, SERIES E


ORIGINAL ISSUE DATE:      INTEREST RESET DATES:    ISSUE PRICE:

INITIAL REDEMPTION DATE:  INTEREST RESET PERIOD:

MATURITY DATE:

INITIAL INTEREST RATE:    INTEREST PAYMENT DATES:

INDEX MATURITY:

INTEREST RATE BASIS   REGULAR RECORD DATES:  OPTIONAL REPAYMENT
OR BASES:                                    DATES:
                           SPREAD:
  IF LIBOR:
     [  ] LIBOR Reuters    SPREAD MULTIPLIER:
     [  ] LIBOR Telerate
                           ANNUAL REDEMPTION
                           PERCENTAGE REDUCTION:

                           MAXIMUM INTEREST RATE:   INITIAL REDEMPTION
  IF CMT RATE:                                      PERCENTAGE:
     Designated CMT        MINIMUM INTEREST RATE:
      Telerate Page:
        If Telerate Page 7052:
        [  ] Weekly Average
        [  ] Monthly Average
     Designated CMT
     Maturity Index:



  AMERICAN GENERAL FINANCE CORPORATION, an Indiana corporation (the "Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to
                                                          ,
or registered assigns, the principal sum of
                                                    DOLLARS
on the Maturity Date specified above (except to the extent redeemed or repaid prior to such Maturity Date), and to pay interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions hereof until the principal hereof is paid or duly made available for payment.
Commencing with the Interest Reset Date specified above first following the Original Issue Date specified above, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as specified above under Interest Reset Period. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date, or until the Maturity Date, or the date of redemption or repayment, as the case may be. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, provided that if the Interest Rate Basis specified above is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions set forth below. "Business Day" shall mean any day, other than a Saturday or Sunday, on which banking institutions in the City of Chicago or the Borough of Manhattan, The City of New York are not required or authorized by law or executive order to close and, with respect to LIBOR Notes, is also a London Banking Day.
"London Banking Day" shall mean any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  Determination of CD Rate. If the Interest Rate Basis specified on the first page hereof is the CD Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CD Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date (as defined below) relating to a CD Rate Note (a "CD Rate Interest Determination Date").

  "CD Rate" means, with respect to any CD Rate Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the first page hereof as such rate shall be published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "CDs (Secondary Market)," or, if not so published by 3:00 p.m. New York City time on the Calculation Date pertaining to such CD Rate Interest Determination Date, then the CD Rate shall be the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified on the first page hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not published by 3:00 p.m. New York City time on such Calculation Date in either H.15(519) or Composite Quotations, then the CD Rate for that CD Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates as of 10:00 a.m. New York City time on such CD Rate Interest Determination Date of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable United States dollar certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the first page hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, the CD Rate with respect to such CD Rate Interest Determination Date shall be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Determination of Commercial Paper Rate. If the Interest Rate Basis specified on the first page hereof is the Commercial Paper Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date relating to a Commercial Paper Rate Note (a "Commercial Paper Rate Interest Determination Date").

  "Commercial Paper Rate" means, with respect to any Commercial Paper Rate Interest Determination Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the first page hereof as such rate shall be published in H.15(519) under the heading "Commercial Paper" or, if such heading is no longer available, such other heading representing commercial paper issued by non-financial entities whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization. In the event such rate is not so published by 3:00 p.m. New York City time on the Calculation Date pertaining to such Commercial Paper Rate Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If such rate is not published by 3:00 p.m. New York City time on such Calculation Date in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m. New York City time on such Commercial Paper Rate Interest Determination Date of three leading dealers in commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for a non-financial entity whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, the Commercial Paper Rate with respect to such Commercial Paper Rate Interest Determination Date will be the same as the Commercial Paper Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). "Money Market Yield" means a yield (expressed as a percentage rounded as described below) calculated in accordance with the following formula:

            Money Market Yield =        D x 360     x 100
                                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the applicable Interest Reset Period.

  Determination of CMT Rate. If the Interest Rate Basis specified on the first page hereof is the CMT Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CMT Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date relating to a CMT Rate Note (a "CMT Rate Interest Determination Date").

  "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "-Treasury Constant Maturities-Federal Reserve Board Release H.15-Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for
(i) if the Designated CMT Telerate Page is 7055, such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the first page hereof, for the week or the month, as applicable, ended immediately preceding the week or the month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or is not displayed by 3:00 P.M. New York City time on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or is not published by 3:00 P.M. New York City time on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date shall be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for such CMT Rate Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).
If such information is not provided by 3:00 P.M. New York City time on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M. New York City time on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M. New York City time on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate shall be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate with respect to such CMT Rate Interest Determination Date shall be the same as the CMT Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).
If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or if no such page is specified, page 7052 or such other page as may replace such page.

  "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or if no such maturity is specified, 2 years.

  Determination of Prime Rate. If the Interest Rate Basis specified on the first page hereof is the Prime Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date relating to a Prime Rate Note (a "Prime Rate Interest Determination Date").

  "Prime Rate" means, with respect to any Prime Rate
Interest Determination Date, the rate on that day published in H.15(519) under the heading "Bank Prime Loan," or if not so published by 3:00 p.m. New York City time on the Calculation Date pertaining to such Prime Rate Interest Determination Date, then the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as hereinafter defined), as such bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date.
If fewer than four such rates appear on Reuters Screen USPRIME1 Page for that Prime Rate Interest Determination Date, then the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of the prime rates (or base lending rates) so quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be determined by the Calculation Agent and shall be the arithmetic mean of four prime rates (or base lending rates) so quoted in The City of New York on such date by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies necessary in order to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by a Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Interest Determination Date shall be the same as the Prime Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  Determination of LIBOR. If the Interest Rate Basis specified on the first page hereof is LIBOR, the interest rate with respect to this Note for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date relating to a LIBOR Note (a "LIBOR Interest Determination Date").

  "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

  (i) With respect to a LIBOR Interest Determination Date, LIBOR shall be, as specified on the first page hereof, either (a) the arithmetic mean (as determined by the Calculation Agent) of the offered rates, as appearing on the Reuters Screen LIBO Page, or such other page as may replace such page, at approximately 11:00 a.m. London time on such LIBOR Interest Determination Date, for deposits in U.S. dollars for the period of the Index Maturity specified on the first page hereof commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date, if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR-Reuters"), or (b) the rate for deposits in U.S. dollars for the period of the Index Maturity specified on the first page hereof commencing on the second London Banking Day immediately following such LIBOR Interest Determination Date that appears as of 11:00 a.m. London time on such LIBOR Interest Determination Date on the display screen designated "Page 3750" by Dow Jones Telerate Service ("Telerate"), or such other page as may replace such page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits ("LIBOR-Telerate"). If neither LIBOR-Reuters nor LIBOR-Telerate is specified on the first page hereof, then LIBOR shall be determined as if LIBOR-Telerate had been specified. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on Telerate Page 3750, as applicable, then LIBOR for such LIBOR Interest Determination Date shall be determined as if the parties had specified the rate described in (ii) below.

  (ii)     With respect to a LIBOR Interest Determination
           Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as described in (i)(a) above, or on which no rate appears on Telerate Page 3750 as specified in
           (i)(b) above, as applicable, LIBOR shall be determined on the basis of the rates at approximately 11:00 a.m. London time on such LIBOR Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent for the period of the Index Maturity specified on the first page hereof commencing on the second London
           Banking Day immediately following such LIBOR
           Interest Determination Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate.
           If at least two such quotations are provided, then LIBOR for such LIBOR Interest Determination
           Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, then LIBOR for such LIBOR Interest
           Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m.
           New York City time on such LIBOR Interest
           Determination Date by three major banks in The
           City of New York selected by the Calculation
           Agent for loans in U.S. dollars to leading
           European banks having the Index Maturity specified on the first page hereof commencing on the second London Banking Day immediately following such LIBOR Interest Determination
           Date, and in a principal amount of not less than $1,000,000 that is representative for a single transaction in such market at such time;
           provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, then LIBOR with respect to such LIBOR Interest
           Determination Date will be the same as LIBOR in effect for the immediately preceding Interest
           Reset Period (or, if there was no such Interest
           Reset Period, the Initial Interest Rate).

  Determination of Treasury Rate. If the Interest Rate Basis specified on the first page hereof is the Treasury Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date relating to a Treasury Rate Note (a "Treasury Rate Interest Determination Date").

  "Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate from the auction held on such Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the first page hereof as such rate shall be published in H.15(519) under the heading "Treasury Bills--Auction Average (Investment)," or if not so published by 3:00 p.m. New York City time on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, then the Treasury Rate shall be the auction average rate of such Treasury Bills (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the Auction of Treasury Bills having the Index Maturity specified on the first page hereof are not published or announced as provided above by 3:00 p.m. New York City time on such Calculation Date, or if no such Auction is held, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m. New York City time on such Treasury Rate Interest Determination Date of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the first page hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date shall be the same as the Treasury Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Determination of Federal Funds Rate.  If the Interest
Rate Basis specified on the first page hereof is the Federal Funds Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Federal Funds Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, specified on the first page hereof, as determined for the applicable Interest Determination Date relating to a Federal Funds Rate Note (a "Federal Funds Rate Interest Determination Date").

  "Federal Funds Rate" means, with respect to any Federal Funds Rate Interest Determination Date, the rate on that day for Federal Funds as such rate shall be published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 p.m. New York City time on the Calculation Date pertaining to such Federal Funds Rate Interest Determination Date, then the Federal Funds Rate shall be the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published by 3:00 p.m. New York City time on such Calculation Date, in either H.15(519) or Composite Quotations, then the Federal Funds Rate for such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the offered rates for the last transaction in overnight Federal Funds prior to 9:00 a.m. New York City time on such Federal Funds Rate Interest Determination Date arranged by each of three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

  Notwithstanding the foregoing, the interest rate on this Note for any Interest Reset Period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the first page hereof, and shall in no event be higher than the maximum rate permitted by Indiana law, as the same may be modified by United States law of general application.

  The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each applicable Calculation Date. The Calculation Agent will, upon the request of any Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate which will become effective as a result of a determination made for the next Interest Reset Date with respect to this Note.

  "Interest Determination Date" shall have the meaning set forth below. If the Interest Rate Basis specified on the first page hereof is the CD Rate, the Commercial Paper Rate, the Prime Rate, the CMT Rate, or the Federal Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified on the first page hereof is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Banking Day next preceding such Interest Reset Date. If the Interest Rate Basis specified on the first page hereof is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills are auctioned, except as hereafter provided. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that otherwise would be an Interest Reset Date, such Interest Reset Date will be the next following Business Day. If no auction is held for a particular week, the Interest Determination Date pertaining to the Interest Reset Date occurring in that week will be the first Business Day of that week.

  All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 5.876545% (or .05876545) rounded upward to 5.87655% (or
 .0587655)); and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

  The "Calculation Date" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if any such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day prior to the applicable Interest Payment Date or the Maturity Date (or any date of redemption or repayment), as the case may be.

  The Company will pay interest on this Note on the Interest Payment Dates specified on the first page hereof, commencing with the first Interest Payment Date next succeeding the Original Issue Date specified on the first page hereof, and on the Maturity Date specified on the first page hereof (or the date of redemption or repayment hereof); provided, however, that if the Original Issue Date occurs after a Regular Record Date specified on the first page hereof and on or before the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date. If the Maturity Date (or any date of redemption or repayment) or an Interest Payment Date (each a "Payment Date") falls on a day which is not a Business Day, principal, premium, if any, and interest payable with respect to such Payment Date will be paid on the next succeeding Business Day (provided that if the Interest Rate Basis specified on the first page hereof is LIBOR and such next Business Day falls in the next succeeding calendar month and such Payment Date is an Interest Payment Date, then such Payment Date will be the immediately preceding Business Day) with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date (whether or not a Business Day); provided, however, that interest payable on the Maturity Date (or any date of redemption or repayment) will be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Persons, and on the notice, as is provided in the Indenture.

  Interest payments on this Note on an Interest Payment
Date or at the Maturity Date hereof, or the date of redemption or repayment hereof, if any, shall include accrued interest from and including the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, or such date of redemption or repayment, if any. Accrued interest shall be calculated by multiplying the principal amount of this Note by an accrued interest factor, computed by adding together the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360 if the Interest Rate Basis is the CD Rate, Commercial Paper Rate, Prime Rate, LIBOR or Federal Funds Rate, or by the actual number of days in the year if the Interest Rate Basis is the CMT Rate or Treasury Rate.

  Payment of the principal, premium, if any, and interest on this Note will be made by wire transfer to an account specified by the Holder for such purpose.

  This Medium-Term Note, Series E (collectively, the
"Notes") is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of May 1, 1997 (herein called the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (herein, the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers' Certificate.

  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

  Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

  If so provided on the first page hereof, this Note may be redeemed by the Company on and after the Initial Redemption Date, if any, specified on the first page hereof. If no Initial Redemption Date is set forth on the first page hereof, this Note may not be redeemed prior to maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on written notice given to the Holder hereof not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

  If applicable, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the first page hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, specified on the first page hereof, by the Annual Redemption Percentage Reduction, specified on the first page hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

  If so provided on the first page hereof, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s), if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder prior to maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 at the option of the Holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder and received by the Company not more than 60 nor less than 20 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender hereof. Any such notice shall be delivered to the office or agency of the Company in the City of Chicago or the Borough of Manhattan, The City of New York and shall be duly executed by the Holder hereof or by his attorney duly authorized in writing. Such notice shall consist of this Note with the form set forth below entitled "Option to Elect Repayment" duly completed or, alternatively, may consist of a letter or other writing in the same form as the "Option to Elect Repayment" set forth below, duly completed, provided that such letter or other writing is accompanied or preceded by delivery of this Note. Such form of notice duly received by the Company shall be irrevocable. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

  As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof. As provided in the Indenture, and subject to certain limitations therein or herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same.

  No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

  This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of Indiana, except that the rights, limitations of rights, obligations, duties and immunities of the Trustee shall be governed by the laws of the State of Illinois.

  Unless the certificate of authentication hereon has been executed by The First National Bank of Chicago, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

                                    AMERICAN GENERAL FINANCE
                                    CORPORATION

[Seal]

                                    By: _________________
                                        John S. Poelker
                                        Senior Vice President &
                                        Chief Financial Officer


                                    By: _________________
                                         James L. Gleaves
                                         Assistant Treasurer

Date:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein, referred to in the within mentioned Indenture.


THE FIRST NATIONAL BANK OF CHICAGO,
  as Trustee


By:  ________________________________
           Authorized Officer
                 Option to Elect Repayment


  The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the Floating Rate
Medium-Term Note, Series E of the Company (Registered No.
            ) (the "Note") (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER










  (Please Print or Typewrite Name, Address and Telephone
Number of the Undersigned)

  If less than the entire principal amount of the Note is
to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder
elects to have repaid:    $
and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of the Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being
repaid): $                              .

Dated:


                                    NOTICE: The signature on
                                    this Option to Elect
                                    Repayment must correspond
                                    with the name as written
                                    upon the face of the Note
                                    in every particular,
                                    without alteration or
                                    enlargement or any change
                                    whatever.


NOTICE TO HOLDER: For the Note to be repaid, compliance with all of the provisions of the Note relating to optional repayment is required.

                        ASSIGNMENT


  FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE










  (Please Print or Typewrite Name, Address and Telephone
Number of Assignee)



the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.


Dated:



                                    NOTICE:  The signature on
                                    this assignment must
                                    correspond with the name
                                    as written upon the face
                                    of the within instrument
                                    in every particular,
                                    without alteration or
                                    enlargement or any change
                                    whatever.